SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN
PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the registrant [ X ]
Filed by a party other than the registrant [     ]
Check the appropriate box:
[     ] Preliminary Proxy Statement
[     ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ X ] Definitive Proxy Statement
[     ] Definitive Additional Materials
[     ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

CLARION TECHNOLOGIES, INC.
(Name of registrant as specified in its charter)

________________________________________________________________________
(Name of person(s) filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):
[ X ] No fee required
[     ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

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(2)	Aggregate number of securities to which transaction applies:______________________________________
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): _________________________
(4)	Proposed maximum aggregate value of transaction: _____________________________________________
(5)	Total fee Paid: _________________________________________________________________________

[     ] Fee paid previously with preliminary materials
[     ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid: _________________________________________________________________
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NOTICE OF 2006 ANNUAL MEETING OF STOCKHOLDERS
AND PROXY STATEMENT

May 1, 2006

Dear Stockholder:

        You are cordially invited to attend Clarion Technologies, Inc.‘s 2006 Annual Meeting of Stockholders which will be held on May 23, 2006, at 9:00 a.m., local time, at 501 Cedar St., Greenville, Michigan 48838.

        The official Notice of Meeting, Proxy Statement and Proxy are included with this letter, and these documents are being mailed to Clarion Technologies, Inc.‘s stockholders beginning about May 1, 2006. The proposals listed in the Notice of Meeting are more fully described in the Proxy Statement.

        Whether or not you plan to attend the Annual Meeting in person, and regardless of the number of shares you own, please complete, sign, date and return the enclosed proxy card promptly in the enclosed envelope. This will ensure that your shares are voted as you wish and that a quorum will be present.

Sincerely, /s/ William Beckman William Beckman President

YOUR VOTE IS IMPORTANT.
PLEASE COMPLETE, SIGN, DATE
AND PROMPTLY RETURN YOUR PROXY
CARD IN THE ENCLOSED ENVELOPE

Clarion Technologies, Inc.

NOTICE OF 2006 ANNUAL MEETING OF STOCKHOLDERS

TIME:	9:00 a.m., local time, May 23, 2006

PLACE:	501 Cedar St., Greenville, Michigan 48838

PROPOSALS:	Election of seven directors; and to transact any other proper business

RECORD DATE:	Only holders of record at the close of business on April 3, 2006, are entitled to notice of and to vote on the proposals presented at the meeting and at any adjournment or postponements thereof.

May 1, 2006	By Order of the Board of Directors, /s/ William Beckman William Beckman President

        Whether or not you expect to be present at this meeting, you are urged to sign the enclosed proxy and return it promptly in the enclosed envelope. If you do attend the meeting and wish to vote in person, you may do so even though you have submitted a proxy.

CLARION TECHNOLOGIES, INC.

38 West Fulton Street, Suite 300
Grand Rapids, Michigan 49503
_________________

PROXY STATEMENT
_________________

2006 Annual Meeting of Stockholders

May 23, 2006
_________________

        This Proxy Statement and accompanying proxy card are being furnished to the holders of common and preferred stock of Clarion Technologies, Inc., in connection with the solicitation by the Board of Directors of proxies to be used at the 2006 Annual Meeting of Stockholders. The Annual Meeting will be held on May 23, 2006, at 9:00 a.m., local time, at 501 Cedar St., Greenville, Michigan 48838.

SOLICITATION OF PROXIES

        As an owner of the Company, you are entitled to vote on matters scheduled to come before the Annual Meeting. The use of proxies allows a stockholder of the Company to be represented at the Annual Meeting if he or she is unable to attend the meeting in person. The proxy card accompanying this Proxy Statement is to be used for that purpose.

        If the proxy card is properly executed and returned, your shares represented by the proxy will be voted at the Annual Meeting and at any adjournment of that meeting. Where you specify a choice, the proxy will be voted as specified. If no choice is specified, the shares represented by the proxy will be voted FOR the election of all nominees named in the proxy. A proxy may be revoked prior to its exercise by (1) delivering a written notice of revocation to our Secretary, (2) executing a proxy of a later date, or (3) attending the meeting and voting in person. However, attendance at the meeting does not automatically serve to revoke your proxy.

        On April 3, 2006, the record date of the meeting, there were 45,406,367 shares of our common stock, 38,570 shares of our Series A Convertible Preferred Stock, and 1,950,250 shares of our Series B Convertible Preferred Stock outstanding. Each outstanding share of common stock entitles the holder to one vote per share; each outstanding share of Series A Preferred Stock currently entitles the holder to 571.429 votes per share; and each outstanding share of Series B Preferred Stock currently entitles the holder to 5.714 votes per share. The presence in person or by proxy of at least a majority of these shares constitutes a quorum.

        Under Delaware law, abstentions are treated as present and entitled to vote and therefore have the effect of a vote against a matter. A broker non-vote on a matter is considered not entitled to vote on that matter; therefore, it is not counted in determining whether a matter requiring approval of a majority of shares present and entitled to vote has been approved. Votes cast at the meeting or submitted by proxy will be counted by inspectors of the meeting who will be appointed by us. We bear all costs for the solicitation of proxies.

ELECTION OF DIRECTORS

        Our Board of Directors has nominated the following persons for election as directors, each to serve until the 2007 annual meeting: Kenneth La Grand, Steven W. Olmstead, Jack D. Rutherford, Frederick A. Sotok, Frank T. Steck, Anthony Wauterlek and Craig A. Wierda. Each of the nominees are incumbent directors of the Company, nominated by our Nominating and Corporate Governance Committee, and previously elected by our stockholders.

        This Proxy Statement contains more information about the nominees below. Unless otherwise directed by your proxy, the persons named as proxy voters in the accompanying proxy will vote for the nominees named above. If any of the nominees become unavailable, which is not anticipated, the Board of Directors, at its discretion, may designate substitute nominees, in which event the enclosed proxy will be voted for those substituted nominees. Proxies cannot be voted for a greater number of persons than the number of nominees named.

        A plurality of the votes cast at the meeting is required to elect the nominees as directors. Accordingly, the seven persons who receive the largest number of votes cast at the meeting will be elected as directors. There is no right to cumulative voting as to any matter, including the election of directors.

        The Board of Directors recommends a vote FOR the election of the nominees to the Board of Directors.

        The following biographical information is provided for each nominee for election at the Annual Meeting.

        Kenneth La Grand, 65, has been a Director of our Company since March 2003. Mr. La Grand served as the Executive Vice President of Gentex Corporation from September 1987 until he retired in January 2003. Mr. La Grand continues to serve as a Director of Gentex Corporation. Mr. La Grand received a BSME from Michigan State University.

        Steven W. Olmstead, 53, has served as a Director since April 2002. Mr. Olmstead was employed as a certified public accountant for nine years by Arthur Young & Company, focusing primarily on audit services. In 1985, Mr. Olmstead became the Vice President of Finance and Treasurer and a member of the board of directors of Indian Head Industries, Inc., a manufacturer of interior trim and engine sealing components for the automobile industry and of brake system components for the heavy duty truck industry with six plants, including operations in Canada and Europe, with annual revenues of approximately $110 million. In 1993, Mr. Olmstead became a partner in a management consulting practice specializing in turnaround management of financially troubled businesses. Since 1997, Mr. Olmstead has operated as a self-employed consultant serving in numerous capacities for several companies, including interim president and chief executive officer and chief operating officer. Mr. Olmstead received an MBA from The University of Michigan with emphasis in finance and accounting and a BBA from Western Michigan University in finance and economics.

        Jack D. Rutherford, 72, served as Chairman of our Board from November 1998 until December 2000 and has been a Director since October 1998. Mr. Rutherford served as our Chief Executive Officer from January 1999 through December 1999. Mr. Rutherford is the co-founder, Chairman and Chief Executive Officer of ICM Industries, Inc., a private holding company of turn-around manufacturing businesses. ICM has acquired 13 companies with total revenues of over $452 million. From 1978 to 1985, Mr. Rutherford served in various executive officer positions at International Harvester (Navistar International), including Vice Chairman from 1984 to 1985 and President and Chief Operating Officer from 1983 to 1984. Prior to joining International Harvester, Mr. Rutherford was employed by Ford Motor Company for 26 years. Mr. Rutherford received an MBA from Michigan State University and an advanced management degree from Harvard Business School.

        Frederick A. Sotok, 71, has served as a Director since May 1999. Mr. Sotok became Manager of Manufacturing in 1977 at Prince Corporation, an automotive supplier of interior parts. That company was acquired in 1996 by Johnson Controls, Inc. Mr. Sotok became Vice President of Manufacturing in 1980 and Senior Vice President of Operations in 1989. In 1993, Mr. Sotok became Executive Vice President and Chief Operating Officer. Prior to employment with Prince Corporation, Mr. Sotok spent 17 years with General Electric in various manufacturing positions. Mr. Sotok is currently retired. Mr. Sotok is also on the advisory board of Innotec, Inc. in Zeeland, Michigan, serves as a Director of Gentex Corporation and consults with other West Michigan firms. Mr. Sotok holds an MBA from the University of Detroit and a bachelor’s degree in metallurgy from Penn State University.

        Frank T. Steck, 68, has served as a Director since October 1998. Mr. Steck has more than 35 years of experience in retail, wholesale and manufacturing with strong emphasis in heavy duty industries, including agriculture, automotive, truck and construction. Mr. Steck is currently employed in the executive search industry as Vice President of A.T. Kearney, a position he has held for more than 8 years. Mr. Steck has previously served as Senior Vice President and General Manager-North America of Fleetguard, Inc., a subsidiary of Cummins Engine Co., as Vice President-Worldwide Parts Marketing and Sales of J.I. Case, a subsidiary of Tenneco, Inc., as Vice President and General Manager-Corporate Parts Operations of International Harvester, and as Director of Marketing-Automotive Products of Sears, Roebuck and Company. Mr. Steck currently serves as a Director of SRC Holdings Corporation and Raynor, Inc. Mr. Steck graduated from Wilkes University with a BS degree in business administration and economics.

        Anthony Wauterlek, 69, has served as a Director since November 2002. Mr. Wauterlek has managed Ritchie Wauterlek Asset Management, a private venture capital group located in Chicago, Illinois, and served as an advisor/director of the Prince Corporation. Mr. Wauterlek obtained a BSBA from Roosevelt University and the University of Illinois and an MA from East Carolina University.

        Craig A. Wierda, 45, has served as Chairman of our Board since January 2001 and has been a Director since February 1999. Mr. Wierda has more than 17 years of experience in the automotive industry. Mr. Wierda acquired his first automobile dealership in 1985 and currently owns five dealerships throughout Michigan, with total annual sales of more than $100 million. From 1995 to 1996, Mr. Wierda served as a director of Prince Corporation. Mr. Wierda received a BA from the Northwood Institute.

        There are no family relationships between any of the foregoing persons or any of our executive officers.

Independence of Directors and Attendance at Meetings

        Our Board of Directors is composed of a majority of “independent” directors as such term is defined in Marketplace Rule 4200(a)(15) of National Association of Securities Dealers (the “NASD”). During the fiscal year ended December 31, 2005, the Board held a total of four (4) meetings. Various committees of the Board held meetings as needed. Each director attended at least seventy-five percent (75%) of the total meetings of the Boards of Directors and meetings of the committees on which he served. The Company encourages all members of the Board to attend all meetings of the Board, applicable committee meetings and our annual meeting of stockholders each year. Each member of our Board attended our 2005 annual meeting of stockholders.

Board and Committees

        Our Board of Directors is committed to sound and effective corporate governance practices. To assist in its governance, the Board has appointed four standing committees: the Executive Committee, the Executive Compensation Committee, the Nominating and Corporate Governance Committee, and the Audit Committee. Each of these committees, other than the Executive Committee, has a written charter which directs and governs its respective actions.

        Executive Committee. The Executive Committee is comprised of Craig Wierda and Steve Olmstead. The Executive Committee acts from time to time on behalf of the Board in managing our business and affairs (except as limited by law or the Company’s Bylaws), and is delegated certain assignments and functions by the Board of Directors. This Committee did not meet during the last fiscal year.

        Executive Compensation Committee. The Executive Compensation Committee is comprised of Steven Olmstead, Frank Steck and Craig Wierda. The Executive Compensation Committee recommends to the Board the annual executive incentive plan, the grant of employee stock options, and the annual remuneration of our Chairman and Chief Executive Officer, and acts as the administrative committee for our employee stock option and long term incentive plans. The Committee did not meet during the last fiscal year.

        Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee consists of Anthony Wauterlek, Kenneth La Grand and Jack Rutherford, and each member of the Nominating and Corporate Governance Committee is “independent” as that term is defined by Rule 4200(a)(15) of the NASD. The Nominating and Corporate Governance Committee considers and proposes director nominees for election at the Annual Meeting, selects candidates to fill Board vacancies as they may occur, makes recommendations to the Board regarding Board committee memberships, generally monitors the Company’s corporate governance system; and performs any other functions or duties deemed appropriate by the Board.

        The Nominating and Corporate Governance Committee will accept for consideration stockholders’ nominations for directors if made in writing. The nominee’s written consent to the nomination and sufficient background information on the candidate must be included to enable the Committee to make proper assessments as to his or her qualifications. Nominations must be addressed to the Chairman of the Nominating and Corporate Governance Committee at the Company’s headquarters and must be received no later than the 30th day prior to the Annual Meeting in order to be considered for the next annual election of directors. The Nominating and Corporate Governance Committee may also make its own search for potential candidates that may include candidates identified directly by a variety of means as deemed appropriate by the Committee.

        The Nominating and Corporate Governance Committee has not established specific minimum age, education, years of business experience or specific types of skills for potential candidates, but, in general, expects qualified candidates will have ample experience and a proven record of business success and leadership. In general, the Committee requires that each member of the Board of Directors will have the highest personal and professional ethics, integrity and values; will consistently exercise sound and objective business judgment; and will have a comfort with diversity in its broadest sense. In addition, it is anticipated that the Board as a whole will have individuals with significant appropriate senior management and leadership experience, a comfort with technology, a long-term and strategic perspective, the ability to advance constructive debate and a global perspective. It will be important for the Board as a whole to operate in an atmosphere where the chemistry of the individuals is a key element.

        Upon receipt of a stockholder proposed candidate, the Chairman of the Nominating and Corporate Governance Committee assesses the Board’s needs, primarily whether or not there is a current or pending vacancy or a possible need to fulfill by adding or replacing a director, and then develops a director profile by comparing the current state of Board characteristics with the desired state and the candidate’s qualifications. The profile and the candidate’s submitted information are provided to the Chairman of the Board for discussion. Following this discussion, the profile and the candidates’ materials are forwarded to all Nominating and Corporate Governance Committee members and consideration of the candidate is added as an agenda item for the next Committee meeting.

        Similarly, if at any time the Nominating and Corporate Governance Committee or the Board determines there may be a need to add or replace a director, the Nominating and Corporate Governance Committee Chairman and Chairman of the Board develop a Director profile by comparing the current state of Board characteristics with the desired state. If no candidates are apparent from any source, the Committee will determine the appropriate method to conduct a search.

        The Committee has, to date, not paid any third party fee to assist in identifying and evaluating nominees. The Committee has not received any recommended nominations from any of the Company’s stockholders in connection with this year’s Annual Meeting. The nominees that are standing for election as directors at the 2006 Annual Meeting are incumbent directors nominated by Committee.

        During 2005, the Nominating and Corporate Governance Committee did not meet.

        Audit Committee. The Audit Committee is comprised of Kenneth La Grand, Fred Sotok and Anthony Wauterlek. Each member of the Audit Committee is “independent” as that term is defined by Rule 4200(a)(15) of the NASD as well as the applicable rules of the Securities and Exchange Commission for audit committee membership. The Board of Directors has determined that Mr. La Grand qualifies as the “audit committee financial expert” as defined in Item 401(h) of Regulation S-K of the Securities Exchange Act of 1934 (the “Exchange Act”). In general, the primary purpose of this Committee is to assist the Board in overseeing management’s conduct of the Company’s financial reporting processes and its system of internal controls regarding finance, accounting, legal compliance and ethics. The Audit Committee recommends to the Board of Directors the selection of independent auditors and reviews the scope of their audit, their audit reports, and any recommendations made by them. The committee pre-approves the services and fees paid for audit and nonaudit services by the independent auditors under the Committee’s Policy Regarding the Approval of Audit and Nonaudit Services Provided by the Independent Auditor. The Committee also reviews and recommends to the Board issues concerning the Company’s capital expenditures and other related financial matters. The Committee met three (3) times during the last fiscal year. The charter of the Audit Committee is attached as Appendix A to this Proxy Statement.

Audit Committee Report

        In connection with the year ended December 31, 2005, the Audit Committee submitted to the Board the following report:

        1.        The Audit Committee has reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2005.

        2.        The Audit Committee has discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61, “Communications with Audit Committees,” as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

        3.        The Audit Committee has received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, “Independence Discussion with Audit Committees,” as amended, and have discussed with the auditors the auditors’ independence.

        Based upon the reviews and discussions referred to above, the Audit Committee recommends to the Board of Directors that it include the financial statements referred to above in the Company’s Form 10-K for the year ended December 31, 2005.

Kenneth La Grand, Committee Chair

Fred Sotok, Committee Member

Anthony Wauterlek, Committee Member

Compensation of Directors

        Each calendar year, our directors are granted options for the purchase of our common stock. The options are granted quarterly, pro rata, as of the end of each quarter. The option exercise price is required to equal the market value of our common stock on the date of grant. Each option is exercisable for 10 years following the date of grant and vests on the first anniversary of the grant date. In addition, we reimburse directors for out of pocket expenses incurred to attend board and committee meetings. For fiscal year 2005, we granted our directors options to acquire a total of 105,000 shares of our common stock.

        Each of our directors is paid approximately $14,300 annually for his service on the Board of Directors. The directors have determined to defer these cash payments. Accordingly, we accrue that amount each year.

        In addition, we made a lump sum payment to our Board Chair, Craig Wierda, in the amount of $150,000 for services rendered as Board Chair during fiscal 2004. During fiscal 2005, Mr. Wierda deferred monthly payments of $12,500 for services provided in fiscal 2005 as Board Chair. Accordingly, we have accrued $150,000 relating to fiscal 2005 services.

Committee Report on Executive Compensation

        The Executive Compensation Committee of our Board has furnished the following report on executive compensation:

        The Executive Compensation Committee adheres to the compensation policies and practices of the Company utilized in establishing the compensation of all employees. This is reflective of the Company’s commitment to the participative management process and the resulting emphasis on the collective efforts and achievements of all employees of the Company.

        Compensation Philosophy. Our approach to compensation is to further our goal of empowering our employees, working individually and as a team, to achieve personal and collective goals. Our compensation policies are intended to reward the achievement of annual and long-term goals, both personal and corporate, as well as to encourage future excellent performance.

        Compensation Policies and Programs. For fiscal year 2005, our compensation programs consisted of cash compensation only. Each year, we utilize external wage surveys to determine the total compensation levels of employees performing roles with organizations of similar size and like function. These pay ranges are then used to establish a base compensation. Compensation for the President, our chief executive officer, is arrived at using the same methodology as for other senior employees. As a result of the Company’s performance in 2005, no bonuses were paid to any executive officer.

        We believe stock options and stock ownership contribute to the aligning of employee’s interests with those of stockholders. Our stock option plans encourage stock ownership by employees by authorizing the grant of stock options to certain key employees. In determining the size of individual option grants, the Committee evaluates each employee’s job responsibilities, competitive market practices, as well as the anticipated potential that individual has in contributing to our success. During fiscal year 2005, however, we did not issue options to any executive officers.

        We also encourage stock ownership through participation in our Employees’ Stock Purchase Plan (“ESPP”). In June 2000, the Company’s shareholders approved the noncompensatory ESPP whereby 400,000 shares of common stock were reserved for purchase by eligible employees through a payroll deduction program. The purchase price of the stock is 85% of the average closing price of the last 30 trading days of the respective quarter. Through the first quarter of fiscal 2005, the ESPP had issued 392,366 shares of common stock and therefore did not have enough shares remaining to cover additional quarterly purchases. Shareholder approval is required to authorize additional shares for the ESPP. To date, the Board of Directors has not requested the required shareholder approval to authorize additional shares for the ESPP. However, the Company’s Management and Board of Directors will periodically evaluate the merits of seeking shareholder approval to authorize the issuance of additional shares under the ESPP. The plan expires on June 30, 2010.

        The Committee will review the limitations on the deductibility for certain compensation paid to Executive Officers whose annual compensation exceeds $1,000,000 as imposed by § 162(m) of the Internal Revenue Code. To date, no officer has exceeded that level.

        The Reports of the Audit Committee and the Executive Compensation Committee shall not be deemed incorporated by reference in any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed to be filed under such Acts.

Code of Business Conduct and Ethics and Code of Ethics for Senior Financial Officers

        The Company has adopted a Code of Business Conduct and Ethics that applies to our employees, officers and directors. We have also adopted a Code of Ethics for Senior Financial Officers (including the Company’s principal executive officer, principal financial officer and controller). Each Code can be obtained free of charge by sending a request to the Company’s Corporate Secretary at 38 West Fulton Street, Suite 300, Grand Rapids, Michigan 49503. Any changes or waivers to either Code for the Company’s principal executive officer, principal financial officer, controller or persons performing similar functions, will be disclosed on the Company’s website.

Communication with the Company’s Board of Directors

        Generally, stockholders who have questions or concerns regarding the Company should contact our Investor Relations department at 616-233-6680. However, any stockholders who wish to address questions regarding the business or affairs of the Company directly with the Board of Directors, or any individual director, should direct his or her questions in writing to the Secretary of the Board at 38 West Fulton Street, Suite 300, Grand Rapids, Michigan 49503. The Secretary has been directed to promptly forward all communications to the full Board or the specific director indicated in the letter.

SECURITIES OWNERSHIP

        The following table shows, as of April 1, 2006, the number of shares of our Series A Preferred Stock (Preferred A), Series B Preferred Stock (Preferred B), and Common Stock beneficially owned by (i) each Director, Director nominee and Named Executive identified in the executive compensation tables, (ii) all directors and executive officers as a group, and (iii) the beneficial owners of more than 5% of the Company’s common stock. Except as described in the notes following the table, the following persons have sole voting and dispositive power as to all of their respective shares. As of April 1, 2006, there were 38,570 shares of our Series A Preferred Stock, 1,950,250 of our Series B Preferred Stock and 45,406,367 shares of our common stock outstanding.

Directors, Named Executives, and 5% Stockholders (1)	Amount and Nature of Beneficial Ownership				Percent of Class (2)

	Preferred A	Preferred B	Common		Preferred A	Preferred B	Common

William Beckman	189	--	1,168,000		*	--	2.6%
Edmund J. Walsh	--	--	--		--	--	--
Thomas Wallace	334.4	--	533,891		*	--	1.2%
John Brownlow	--	--	11,000		--	--	*
Kenneth La Grand	--	--	34,000		--	--	*
Jack D. Rutherford	--	62,500	939,286		--	3.2%	2.1%
Frederick A. Sotok	--	--	139,514		--	--	*
Frank T. Steck	--	25,000	525,857		--	1.3%	1.2%
Steven W. Olmstead	--	--	36,000		--	--	*
Anthony Wauterlek	--	--	28,000		--	--	*
Craig A. Wierda	3,114.3	241,500	19,001,454	(11)	8.1%	12.4%	39.3%
William Blair Mezzanine Capital	34,931.3	--	29,808,540	(12)	90.6%	--	45.8%
Elsa D. Prince Living Trust	--	731,250	4,178,571		--	37.5%	8.5%
All executive officers and
directors as a group (11 persons)	3,639	329,000	22,497,382	(13)	9.4%	16.9%	45.5%

* Denotes less than 1.00%.

(1)	The address for each person other than William Blair Mezzanine Capital is c/o Clarion Technologies, Inc., 38 West Fulton Street, Suite 300, Grand Rapids, Michigan 49503. The address for William Blair Mezzanine Capital is c/o Merit Capital Partners, 303 West Madison, Suite 2100, Chicago, Illinois 60606.
(2)	Percentages are calculated based upon shares outstanding on April 1, 2006, plus shares which the person has a right to acquire under preferred stock conversion rights, stock options and warrants exercisable within 60 days.
(3)	Includes (i) 50,000 shares owned by Mr. Beckman’s children and (ii) 108,000 shares with respect to which Mr. Beckman has a right to acquire beneficial ownership within 60 days by converting Series A preferred stock into common stock.
(4)	Includes 191,091 shares with respect to which Mr. Wallace has the right to acquire beneficial ownership within 60 days by converting Series A preferred stock into common stock.
(5)	Includes 24,000 shares with respect to which Mr. La Grand has a right to acquire beneficial ownership under options exercisable within 60 days.
(6)	Includes (i) 357,143 shares with respect to which Mr. Rutherford has a right to acquire beneficial ownership within 60 days by converting Series B Preferred Stock into common stock, (ii) 20,000 shares owned by the Rutherford Limited Partnership, and (iii) 54,000 shares with respect to which Mr. Rutherford has a right to acquire beneficial ownership under options exercisable within 60 days.
(7)	Includes (i) 400 shares owned by Mr. Sotok’s grandchildren, (ii) 10,000 shares owned by the Sotok Family Limited Partnership and (iii) 54,000 shares with respect to which Mr. Sotok has a right to acquire beneficial ownership under options exercisable within 60 days.
(8)	Includes (i) 170,000 shares owned by Mr. Steck’s wife, (ii) 142,857 shares with respect to which Mr. Steck has a right to acquire beneficial ownership within 60 days by converting Series B preferred stock into common stock and (iii) 54,000 shares with respect to which Mr. Steck has a right to acquire beneficial ownership under options exercisable within 60 days.
(9)	Includes 36,000 shares with respect to which Mr. Olmstead has a right to acquire beneficial ownership under options exercisable within 60 days.
(10)	Includes 28,000 shares with respect to which Mr. Wauterlek has a right to acquire beneficial ownership under options exercisable within 60 days.
(11)	Includes (i) 3,146,000 shares owned by the Emilie D. Wierda Living Trust, (ii) 9,000,000 shares owned by the Emilie D. Wierda Grantor Retained Annuity Trust, (iii) 2,500,000 shares owned by the Craig Wierda Grantor Retained Annuity Trust, (iv) 1,100,000 shares owned by the Craig and Emilie Wierda Family Partnership, (v) 42,800 shares owned by Mr. Wierda’s children, (vi) 1,933,885 shares with respect to which the Emilie D. Wierda Living Trust has a right to acquire beneficial ownership within 60 days by converting Series A and Series B preferred stock into common stock, (vii) 965,717 shares with respect to which the Emilie D. Wierda Grantor Retained Annuity Trust has the right to acquire beneficial ownership within 60 days by converting Series A preferred stock into common stock, (viii) 260,000 shares with respect to which the Craig Wierda Grantor Retained Annuity Trust has the right to acquire beneficial ownership within 60 days by converting Series A preferred stock into common stock, and (ix) 54,000 shares with respect to which Mr. Wierda has a right to acquire beneficial ownership under options exercisable within 60 days.

(12)	Includes 19,960,743 shares with respect to which William Blair Mezzanine Capital has a right to acquire beneficial ownership within 60 days by converting Series A preferred stock into common stock.
(13)	Includes 4,172,690 shares with respect to which executive officers and directors have the right to acquire beneficial ownership under options and warrants exercisable within 60 days and under preferred stock conversion rights exercisable within 60 days.

SUMMARY COMPENSATION TABLE

        The following table sets forth the compensation received by our President and the other executive officers whose annual salary and bonuses exceeded $100,000 (the “Named Executives”) as of each of the three fiscal years ended December 2005, 2004 and 2003.

		Annual Compensation		Long Term Compensation

Name and Principal Position	Year	Salary (1) ($)	Bonus ($)	Restricted Stock Awards ($)	Securities Underlying Options (#)	All Other Compensation (2) ($)

William Beckman	2005	$285,777	$0	$0	0	$452
President	2004	286,548	0	0	0	360
	2003	265,135	0	0	0	449

Thomas Wallace (3)	2005	$221,303	0	0	0	4,610
COO	2004	205,420	0	0	0	3,406
	2003	209,077	0	0	0	2,661

John Brownlow	2005	$184,313	0	0	0	7,493
VP of Sales	2004	165,000	0	0	0	5,377
	2003	154,250	0	0	0	3,874

Edmund J. Walsh	2005	$157,968	0	0	0	6,396
CFO, Treasurer	2004	139,186	0	0	0	4,485
	2003	116,923	0	0	0	3,704

(1)	Includes amounts deferred by employees pursuant to Section 401(k) and Section 125 of the Internal Revenue Code.

(2)	The amounts disclosed in this column include: (a) amounts contributed to our 401(k) Plan, and (b) the dollar value of premiums paid by us for term life insurance, on behalf of the Named Executives, as follows:

		2005	2004	2003

William Beckman	(a)	$0	$0	$0
	(b)	$452	$360	$449
Thomas Wallace	(a)	$4,231	$3,046	$2,308
	(b)	$379	$360	$353
John Brownlow	(a)	$7,385	$5,017	$3,600
	(b)	$108	$360	$274
Edmund Walsh	(a)	$6,312	$4,125	$3,508
	(b)	$84	$360	$196

(3)	Includes compensation through August 19, 2005, the date on which Mr. Wallace's employment terminated.

Information regarding our equity compensation plans is as follows:

	Equity Compensation Plan Information

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation
plans approved by
security holders	896,000	$0.66	1,854,000

Equity compensation
plans not approved
by security holders	300,000	$3.45	0

Total	1,196,000	$1.36	1,854,000

OPTION GRANTS IN LAST FISCAL YEAR

        There were no options granted to the Named Executives during the fiscal year ended December 31, 2005

AGGREGATED STOCK OPTION EXERCISES IN 2005 AND YEAR END OPTION VALUES

        As of December 31, 2005, the Named Executives held no outstanding stock options. No options were exercised during fiscal year 2005 by the Named Executives.

EMPLOYMENT AND SEVERANCE AGREEMENTS

        Mr. Beckman entered into an Employment Agreement with us and Clarion Plastics Technologies, Inc., effective March 1, 1999, as amended as of August 1, 2003. The Employment Agreement provides for (a) a base salary of $285,000 per annum and (b) certain employee benefits. The Employment Agreement has a term of six years commencing February 1, 1999, and will be automatically renewed for successive one-year terms unless terminated by either party.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        On October 1, 1999, we acquired Double “J” Molding, Inc. (“Double J”). We issued 850,000 shares of our common stock to the sellers of Double J, which included William Maatman. Of the 850,000 shares issued for the acquisition, 425,000 shares (“Put Shares”) are subject to the terms of stock put agreements (“Put Agreements”) with the sellers which require us to purchase some or all of the Put Shares from the holders at a price of $6.00 per share. Our maximum potential repurchase obligation is $2,550,000. The Put Agreements, which had provided that the outstanding put options were to expire on November 15, 2004, were, by agreement of the parties, extended effective October, 2004, providing for an expiration date of June 15, 2007. Concurrent with the issuance of these stock put options, we entered into a stock put agreement with Craig Wierda, a member of the Board of Directors, which requires that Mr. Wierda purchase a number of shares of our common stock equal to the product of: (i) the aggregate purchase price paid by us for the Put Shares, divided by the lesser of (ii) the price of our common stock on the date we receive notice of our obligation to perform under the Put Agreements, or (iii) $6.00.

        In December 2002, we settled litigation filed by the former owners of Drake Products Corporation (now known as A&M Holdings, Inc.), the assets of which we acquired in February of fiscal 2000. To effect the settlement, William Blair Mezzanine Capital Fund III, LP (Blair) and Mr. Wierda, purchased certain of our debt and related interest owed to A&M. The purchased notes and related accrued interest were replaced with two new subordinated promissory notes (Settlement Notes), each in the principal amount of $1,379,000. These Settlement Notes bear interest at 18% and are due June 30, 2007. In September 2003, Blair and Mr. Wierda transferred $136,000 in principal amount of these notes to Thomas Wallace, formerly an officer of the Company. The settlement also included a provision requiring the Company to issue a total of 800 shares of Series A Convertible Preferred Stock to the holders of the Settlement Notes because they were not paid in full by September 2, 2003; accordingly, the Company issued these preferred shares pro rata and recognized expense of $368,000.

        During fiscal years 2005, 2004 and 2003, we paid Mr. Olmstead $35,468, $16,313, and $102,500, respectively, for consulting services relating to our financial restructuring.

[This Space Intentionally Left Blank]

STOCKHOLDER RETURN PERFORMANCE GRAPH

        Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on the Company’s common stock with that of the cumulative total return of the NASDAQ Composite and the NASDAQ Industrials for the period March 30, 2001 through December 31, 2005. The following information is based on an initial investment of $100, on March 30, 2001, for our common stock, the NASDAQ Composite, and the NASDAQ Industrials, with dividends reinvested.

	3/30/01	12/31/01
Clarion Technologies	$31.87	$6.60
NASDAQ Composite	40.24	42.65
NASDAQ Industrials	50.83	57.40

	3/31/02	12/31/02
Clarion Technologies	$3.80	$9.20
NASDAQ Composite	40.35	29.21
NASDAQ Industrials	58.25	42.55

	3/31/03	12/31/03
Clarion Technologies	$7.20	$13.20
NASDAQ Composite	29.33	43.81
NASDAQ Industrials	42.24	66.26

	3/31/04	12/31/04
Clarion Technologies	$11.00	$6.00
NASDAQ Composite	43.61	47.25
NASDAQ Industrials	68.91	75.60

	3/31/05	12/31/05
Clarion Technologies	$5.40	$1.00
NASDAQ Composite	43.72	48.23
NASDAQ Industrials	70.72	76.85

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act requires directors, executive officers, and greater than 10% beneficial owners of our common stock to file reports of ownership and changes in ownership of our common stock with the Securities and Exchange Commission, and applicable regulations require them to furnish the Company with copies of all Section 16(a) Reports they file. Based solely upon review of the copies of such Reports furnished to us, and/or written representations from the individuals required to file the reports, all Section 16(a) filing requirements applicable to the reporting persons were complied with, except for the following inadvertent late reports: Mr. Rutherford filed four late reports representing four transactions; Mr. Steck filed two late reports representing three transactions; Mr. Wierda filed two late reports representing five transactions; Mr. La Grand filed one late report representing one transaction; Mr. Olmstead filed one late report representing one transaction; Mr. Sotok filed one late report representing one transaction; and Mr. Wauterlek filed one late report representing one transaction. In each situation noted above, the failure to file a timely report was inadvertent and promptly corrected upon discovery.

INDEPENDENT AUDITORS

        BDO Seidman, LLP (“BDO”) served as our independent public accountants for the fiscal years ended December 31, 2005, and December 25, 2004. Representatives of BDO will be present at the Annual Meeting of Stockholders and available to respond to appropriate questions. The representatives of BDO will have the opportunity to make a statement if they so desire. Upon the recommendation of the Audit Committee, the Company has selected BDO to serve as the Company’s independent public accountants for fiscal year 2007.

        Representatives of BDO will be present at the annual meeting with the opportunity to make a statement if they desire and will be available to respond to questions following the conclusion of the meeting.

Audit Committee Pre-Approval Policy

        The Audit Committee has established a pre-approval policy and procedures for audit, audit-related and tax services that can be performed by the auditors. The policy sets out the specific services that must be pre-approved by the Audit Committee and the applicable limitations, while ensuring the independence of the auditors to audit the Company’s financial statements is not impaired. The pre-approval policy does not include a delegation of the Audit Committee responsibilities under the Exchange Act to management.

Service Fees Paid To Auditors

        The following sets forth the fees billed by the independent public accountants of the Company for the last two fiscal years:

	2004			2005

	$		% (1)	$	% (1)

Audit Fees	136,455			189,535
Audit Related Fees	3,125	(2)	0%	0	0%
Tax Fees (3)	18,900		0%	41,300	0%
All Other Fees	0		0%	0	0%

Total	158,480			230,835

(1)	Percentage of the services (if any) for which pre-approval was waived by the Audit Committee with respect to Audit Related Fees, Tax Fees and All Other Fees only.
(2)	Consists primarily of assistance with understanding Sarbanes-Oxley Act of 2002.
(3)	Consists primarily of tax return planning and preparation.

OTHER BUSINESS

        At the date of this Proxy Statement, we have no knowledge of any business other than that described above that will be presented at the Annual Meeting. If any other business should properly be brought before the Annual Meeting and any adjournments or postponements of the meeting, the Proxies will be voted in the discretion of the proxy holders.

STOCKHOLDER PROPOSALS-2007 ANNUAL MEETING

        Any stockholder proposal intended to be presented at our next annual meeting must be received by us at 38 West Fulton, Suite 300, Grand Rapids, Michigan 49503, not later than December 31, 2006, if you wish the proposal to be included in our proxy materials relating to the annual meeting of stockholders in 2007. Also, if we receive notice of a stockholder proposal after March 17, 2006, the persons named as proxies for the 2007 Annual Meeting of Stockholders will have discretionary voting authority to vote on that proposal at that meeting.

        In addition, our Bylaws contain certain notice and procedural requirements applicable to director nominations and stockholder proposals, irrespective of whether the proposal is to be included in our proxy materials. A copy of our Bylaws has been filed with the Securities and Exchange Commission and can be obtained from the Public Reference Section of the Commission or from us.

MISCELLANEOUS

        We pay the cost of the annual meeting and the cost of soliciting proxies. In addition to soliciting proxies by mail, proxies may be solicited personally or by telephone or telegraph by a few of our employees. No director, officer or employee will be specially compensated for these activities. We also intend to request that brokers, banks and other nominees solicit proxies from their principals and will reimburse the brokers, banks and other nominees for their expenses in sending proxy materials to the principals and obtaining their proxies.

        Under SEC rules, a single set of annual reports and proxy statements may be sent to any household at which two or more stockholders reside if they appear to be members of the same family. Each stockholder continues to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information stockholders receive and reduces mailing and printing expenses. Only one annual report and one proxy statement will be sent to certain stockholders who shared a single address unless any stockholder at that address requested that multiple sets of documents be sent. However, if any stockholder who agreed to householding wishes to receive a separate 2005 annual report or proxy statement or in the future, he or she may telephone the Investor Relations department at 616-233-6680 or write to the Investor Relations at 38 West Fulton Street, Suite 300, Grand Rapids, Michigan 49503. Stockholders sharing an address who wish to receive a single set of reports may do so by contacting the Investor Relations department at the telephone number or address listed above.

        Our Annual Report on Form 10-K for the year ended December 31, 2005, including financial statements, is being mailed to stockholders with this proxy statement.

Stockholders are urged to date and sign the enclosed proxy and return it promptly to us in the enclosed envelope.

May 1, 2006	By Order of the Board of Directors, /s/ William Beckman William Beckman President

APPENDIX A

CLARION TECHNOLOGIES, INC.

CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

I.	Purpose

The primary function of the Audit Committee is to assist the Board by overseeing (1) the quality and integrity of the Company’s accounting, auditing and reporting practices, (2) the performance of the Company’s internal audit function and independent auditor, and (3) the Company’s disclosure controls and system of internal controls regarding finance, accounting, legal compliance, and ethics that management and the Board of Directors have established.

The Audit Committee shall provide an open avenue of communication among the independent accountants, financial and senior management, the internal auditor and the Board of Directors.

II.	Membership

A.	Independence—The Audit Committee shall be comprised of three or more members, each of whom (1) must qualify as an independent director under the listing requirements of NASDAQ and Section 301 of the Sarbanes-Oxley Act, and (2) shall be free from any relationship to the Company that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. All members of the Committee shall have a working familiarity with basic financial and accounting practices and, or before June 30, 2003, at least one member of the Committee shall be a “financial expert” in compliance with the criteria established by the Securities and Exchange Commission.

B.	Appointment—The members shall be nominated by the Nominating the Corporate Governance Committee and appointed annually to one-year terms by the Board. The Nominating and Corporate Governance Committee shall recommend, and the Board shall designate, one member of the Audit Committee as Chair.

III.	Meetings and Procedures

Meetings of the Audit Committee shall be subject to the Committee procedure rules set forth in the Company’s Bylaws and its own rules of procedure, which shall be consistent with those Bylaws and the following:

A.	The Audit Committee shall meet at least four times annually and more frequently as circumstances require. Each regularly scheduled meeting of the Committee shall conclude with an executive session of the Committee, absent members of management and on such terms and conditions as the Committee may elect. In addition, the Committee may meet periodically with management, the head of the Company’s internal auditing department and the independent auditors in separate executive sessions to discuss any matters that the Audit Committee or the internal audit department or independent auditors believe should be discussed privately.

B.	Following each of its meetings, the Audit Committee shall deliver a report on the meeting to the Board, including a description of all actions taken by the Audit Committee.

C.	The Audit Committee shall keep written minutes of its meetings, which minutes shall be maintained with the books and records of the Company.

IV.	Responsibilities and Duties

The Audit Committee shall have the following duties and responsibilities:

A.	Document and Report Review

1.	Review and update this Charter periodically or as conditions dictate (at least, annually).

2.	Review the Company’s annual financial statements and any reports or other financial information submitted to any governmental body or to the public, including any report issued by the independent accountants.

3.	Review reports of the internal auditor and management’s response to such reports.

4.	Recommend to the Board whether the financial statements should be included in the Annual Report on Form 10-K.

5.	Review with management and the independent auditors the quarterly report on Form 10-Q prior to its filing.

6.	Review earnings press releases with management prior to dissemination.

B.	Independent Accountants

1.	Appoint, approve the compensation of, and provide oversight of the Company’s independent auditor, including the removal of the Company’s independent auditors. The independent auditors shall report directly to the Committee, and the Committee shall oversee the resolution of any disagreements between management and the independent auditors.

2.	Administer the Company’s Policy Regarding the Approval of Audit and Nonaudit Services Provided by the Independent Auditor.

3.	Review the independent auditors’ attestation and report on management’s internal control report, and hold timely discussions with the independent auditors regarding:

(a)	All critical accounting policies and practices;

(b)	All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor;

(c)	Other material written communications between the independent auditor and management including, but not limited to, management letter and schedule of unadjusted differences;

(d)	An analysis of the auditor’s judgment as to the quality of the Company’s accounting principles, setting forth significant reporting issues and judgments made in connection with the preparation of the financial statements; and

(e)	All significant relationships the accountants have with the Company to determine the accountants’ objectivity and independence, undertaking or recommending appropriate action to ensure and continue that independence.

4.	At least annually, obtain and review a report by the independent auditor describing:

(a)	The firm’s internal quality control procedures;

(b)	Any material issues raised by the most recent internal quality-control review, peer review or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues;

(c)	All relationships between the independent auditor and the Company; and

(d)	All significant relationships the accountants have with the Company to determine the accountants’ objectivity and independence, undertaking or recommending appropriate action to ensure and continue that independence.

C.	Financial Reporting Processes

1.	Review the integrity of the Company’s financial reporting process, both internal and external, giving consideration to consultation with management, the independent accountants and the internal auditor.

2.	Consider and approve, as appropriate, major changes to the Company’s auditing and accounting principles and practices as suggested by the independent accountants, management or the internal auditor.

3.	Review and approve all related party transactions.

4.	Establish and maintain procedures for the receipt, retention and treatment of complaints regarding accounting, or auditing matters, including procedures necessary to receive and respond to confidential and anonymous submissions by Company employees regarding questionable accounting or auditing matters.

D.	Internal Audit

1.	Review activities and qualifications of the Company’s internal auditors.

E.	Ethical and Legal Compliance

1.	Review the Company’s Code of Business Conduct approved by the Board of Directors, to ensure that management has maintained a system to comply with expected ethical and legal requirements.

2.	Review, with the Company’s counsel, legal compliance matters including corporate securities trading policies.

3.	Review, with the Company’s counsel, any legal matter that could have a significant impact on the Company’s financial statements.

F.	Other

1.	Review with the independent auditors, the internal auditing department and management the extent to which changes or improvement in financial or accounting practices, as approved by the Audit Committee, have been implemented.

2.	Prepare the report that the SEC requires to be included in the Company’s annual Proxy Statement.

3.	To the extent it deems appropriate, obtain advice and assistance from outside legal, accounting or other advisors as deemed appropriate to perform its duties and responsibilities.

4.	Perform any other activities consistent with this Charter, the Company’s Bylaws and governing law, as the Audit Committee or the Board of Directors deems necessary or appropriate.

PROXY CARD

Annual Meeting Proxy Card - Common

A. Election of Directors

1.     The Board of Directors recommends a vote FOR the nominees named below.

	For	Withhold
01 - Steven W. Olmstead	[ ]	[ ]
02 - Craig A. Wierda	[ ]	[ ]
03 - Frank T. Steck	[ ]	[ ]
04 - Kenneth La Grand	[ ]	[ ]
05 - Frederick A. Sotok	[ ]	[ ]
06 - Jack D. Rutherford	[ ]	[ ]
07 - Anthony Wauterlek	[ ]	[ ]

2.     IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS THEREOF.

B.     Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed.

Please date, sign exactly as name appears hereon, and mail promptly in the enclosed envelope, which requires no postage if mailed in the United States. When signing as attorney, executor, administrator, trusee, guardian, etc., give full title as such. If shares are held jointly, both owners must sign.

Signature 1 — Please keep signature within the box

Signature 2 — Please keep signature within the box

Date (mm/dd/yyyy)

Proxy - Clarion Technologies, Inc. - Common

38 West Fulton, Suite 300, Grand Rapids, Michigan 49503
This Proxy is Solicited by the Board of Directors.
Annual Meeting to be held at
501 Cedar St., Greenville, Michigan 48838
May 23, 2006, at 9:00 a.m., local time

The undersigned hereby appoints Steven Olmstead and Craig Wierda, and each of them, with power of substitution in each, proxies to vote, as designated on the reverse side, all of the undersigned’s shares of Common Stock of CLARION TECHNOLOGIES, INC., at the Annual Meeting of Shareholders to be held on May 23, 2006, and any and all adjournments thereof.

Properly executed proxies will be voted as marked and, if not marked, will be voted FOR all of the nominees.

Whether or not you plan to attend, you can be sure your shares are represented at the meeting by promptly returning your completed proxy in the enclosed postage-paid envelope which is addressed to our tabulation service at Computershare Investor Services, Inc., P.O. Box 1596, Denver CO 80201-1596.

(To be Dated and Signed on Other Side)

YOUR VOTE IS IMPORTANT.

PROXY CARD

Annual Meeting Proxy Card - Preferred

A. Election of Directors

1.     The Board of Directors recommends a vote FOR the nominees named below.

	For	Withhold
01 - Steven W. Olmstead	[ ]	[ ]
02 - Craig A. Wierda	[ ]	[ ]
03 - Frank T. Steck	[ ]	[ ]
04 - Kenneth La Grand	[ ]	[ ]
05 - Frederick A. Sotok	[ ]	[ ]
06 - Jack D. Rutherford	[ ]	[ ]
07 - Anthony Wauterlek	[ ]	[ ]

2.     IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS THEREOF.

B.     Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed.

Please date, sign exactly as name appears hereon, and mail promptly in the enclosed envelope, which requires no postage if mailed in the United States. When signing as attorney, executor, administrator, trusee, guardian, etc., give full title as such. If shares are held jointly, both owners must sign.

Signature 1 — Please keep signature within the box

Signature 2 — Please keep signature within the box

Date (mm/dd/yyyy)

Proxy - Clarion Technologies, Inc. - Preferred

38 West Fulton, Suite 300, Grand Rapids, Michigan 49503
This Proxy is Solicited by the Board of Directors.
Annual Meeting to be held at
501 Cedar St., Greenville, Michigan 48838
May 23, 2006, at 9:00 a.m., local time

The undersigned hereby appoints Steven Olmstead and Craig Wierda, and each of them, with power of substitution in each, proxies to vote, as designated on the reverse side, all of the undersigned’s shares of Preferred Stock of CLARION TECHNOLOGIES, INC., at the Annual Meeting of Shareholders to be held on May 23, 2006, and any and all adjournments thereof.

Properly executed proxies will be voted as marked and, if not marked, will be voted FOR all of the nominees.

Whether or not you plan to attend, you can be sure your shares are represented at the meeting by promptly returning your completed proxy in the enclosed postage-paid envelope which is addressed to our tabulation service at Computershare Investor Services, Inc., P.O. Box 1596, Denver CO 80201-1596.

(To be Dated and Signed on Other Side)

YOUR VOTE IS IMPORTANT.